                            STOCK PURCHASE AGREEMENT


         AGREEMENT dated this 22nd day of November, 1999 by and among LV CAPITAL USA, INC., a Delaware corporation and indirect subsidiary of LVMH Moet Hennessy Louis Vuitton, S.A. ("Purchaser"), with its executive offices at Two Park Avenue, Suite 1830 New York, New York 10016; JEAN MADAR (sometimes "Madar"), an individual residing at 1 rue du Marechal Harispe, 75007 Paris, France; PHILIPPE BENACIN (sometimes "Benacin"), an individual residing at 31 avenue Kleber, 75016, Paris, France. Each of Madar and Benacin are sometimes individually referred to as "Seller" or sometimes collectively as "Sellers").

                              W I T N E S S E T H:

         WHEREAS, Sellers are the controlling shareholders and owners of shares of common stock and options to purchase shares of common stock of Inter Parfums, Inc., a Delaware corporation ("Company");

         WHEREAS, Sellers desire to sell and Purchaser desires to purchase certain of the shares of common stock owned by the Sellers or shares to be acquired by Sellers upon exercise of certain outstanding stock options, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Purchaser desires to purchase from certain option holders of the Company, shares to be acquired by such option holders upon exercise of certain outstanding stock options, upon the terms and subject to the conditions set forth therein; and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Purchaser and Sellers are entering into a Shareholders' Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereto hereby agree as follows:

         1. Sale and Purchase of the Shares. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined),

         (a) each of Sellers hereby agrees to sell, transfer, assign and deliver to Purchaser and Purchaser hereby agrees to purchase, the Sellers' respective shares of common stock, $.001 par value per share, of Company ("Common Stock"), as set forth in the annexed Schedule 1A, (collectively the "Shares"), free and clear of all liens, encumbrances or restrictions of any kind whatsoever, except with regard to restrictions upon transfer as imposed under the Securities Act of 1933, as amended (the "Securities Act"). Each of Sellers shall deliver to Purchaser at the Closing certificates representing their respective Shares duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and shall have annexed thereto all necessary stock transfer stamps or shall be accompanied by funds sufficient for the purchase thereof by the Company;

         (b) Purchaser hereby agrees to purchase from each of the several option holders and other sellers ("Other Sellers") who have executed and delivered letter agreements substantially in the form annexed hereto as Exhibit 1B (each, a "Sales Agreement"), regarding the sale of their respective shares of Common Stock, either outstanding or issuable upon exercise of the several options, as set forth in the annexed Schedule 1B (collectively the "Other Shares"); and

         (c) each of Sellers and Purchaser hereby agrees to execute and deliver the Shareholders' Agreement, substantially in the form annexed hereto as Exhibit 1C.

         2. Purchase Price. At Closing, Purchaser agrees to pay the purchase price of $12.00 per share, $10,190,400 in the aggregate, payable in United States dollars in cash, certified, bank or cashier's check or wire transfer of immediately available funds to the Company as agent for each of the Sellers and the Other Sellers. Sellers agree to use their best efforts to cause the Company to promptly deliver to each Seller and each Other Seller such person's portion of the purchase price. Notwithstanding anything herein to the contrary, Purchaser's obligation to pay the purchase price for the Shares and the Other Shares hereunder and under the Sales Agreements, as applicable, shall be discharged and satisfied in full upon the payment of the purchase price for the Shares and the Other Shares to the Company, and upon such payment Purchaser shall have no further liability with respect to the purchase price and each Seller and Other Seller shall look solely to the Company for the payment thereof.

         3. Closing. Subject to the fulfillment of the conditions precedent as hereinafter set forth, the Closing under this Agreement shall take place at the offices of the Company, 551 Fifth Avenue, New York, New York 10176 at 3:00 P.M. on November 22, 1999 or at such other time and at such other place as shall be fixed by mutual consent of the parties hereto (the "Closing Date"), and the effective date for all transactions contemplated by this Agreement shall be as of the Closing Date.

         4. Restricted Transferability. Purchaser acknowledges and understands that it must bear the economic risk of an investment in the Shares and Other Shares being acquired pursuant hereto for an indefinite period of time since such securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are either subsequently registered under the Securities Act or an exemption from such registration is available and favorable opinions of counsel in form and substance reasonably satisfactory to Company to that effect are obtained; are acquiring the Shares and Other Shares for investment and not with a view towards distribution; (however, this shall not preclude the resale of the Shares or the Other Shares to the public subsequent to the Closing Date pursuant to an effective registration statement as contemplated in the Shareholders Agreement; and the certificates representing the Shares and Other Shares (unless such securities have been registered) shall bear on their face a legend in substantially the following form:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933. They may not be transferred without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Act."

                  5. Warranties and Representations of Sellers. Each Seller represents and warrants to Purchaser as follows:

         (a) Each Seller has, or will have at Closing, complete and unrestricted power and authority and the unqualified right to sell, transfer, assign and deliver to Purchaser valid and marketable title to the number of shares of Common Stock set forth opposite each Seller's name on Schedule 1A hereto, free and clear of all liens, encumbrances or restrictions of any kind whatsoever, except with regard to restrictions upon transfer as imposed under the Securities Act; and there are no outstanding options, warrants or rights to purchase or acquire, or agreements relating to, any of the Shares of each such Seller.

         (b) Each of this Agreement and the Shareholders Agreement constitutes a valid and binding agreement of each Seller, enforceable against each in accordance with its terms. With respect to the Shareholders Agreement, each of Sellers covenant and agree with Purchaser that Sellers will use their best efforts to cause the Corporation and its members of the Board of Directors to act in a manner consistent with the provisions of the Shareholders Agreement. Neither the execution of this Agreement and the Shareholders Agreement, nor the consummation by Sellers of the transactions described herein and therein, will,
(i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 5(h), contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, or (iii) constitute a violation of, or conflict with, or cause a default or acceleration of any rights or obligations under, any contract, commitment, agreement, understanding, arrangement, restriction, license, permit or authorization of any kind whatsoever, to which such Seller or Company or its subsidiaries is a party or by which any of their respective assets is bound.

         (c) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to carry on its business as it is now being conducted and is duly qualified to conduct business in each jurisdiction in which it conducts business, except where the failure to be so qualified would not have a material adverse effect on Company and its subsidiaries, taken as a whole. Sellers have previously caused Company to deliver to Purchaser true and complete copies of the certificate of incorporation and bylaws of Company as currently in effect.

         (d) Each subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each such subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, have a material adverse effect on Company. Except as set forth in Schedule 5D hereof, all material subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("Exchange Act").

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         (e) The authorized capital stock of Company consists of 30,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock, $.001 par value per share. As of November 11, 1999, 7,572,781 shares of Common Stock are outstanding, and no shares of Preferred Stock are outstanding. All issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

         (f) Except as set forth on Schedule 5F hereof, there are no outstanding securities convertible or exchangeable for securities of Company or options, warrants or other rights to purchase or subscribe to any securities of Company or any of its subsidiaries or securities convertible into or exchangeable for securities of Company or any of its subsidiaries or contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any securities of Company or any of its subsidiaries.

         (g) Except as set forth in Schedule 5F and Schedule 5G hereof, all of the outstanding capital stock of, or other voting securities or ownership interests in, each subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any lien, charge or encumbrance of any kind and free of any other limitation or restrictions (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). Except as set forth in Schedule 5G hereof, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock, or securities or other rights convertible into or exercisable for capital stock, of any subsidiary of the Company.

         (h) Except as set forth in Paragraph 9(a), no consent of any person or governmental authority is necessary for the consummation of the transactions described herein on behalf of Sellers or Company.

         (i) Sellers have heretofore delivered to Purchaser Company's (i) Annual Report on Form 10-K for the year ended December 31, 1998 ("1998 10-K"); (ii) Quarterly Reports on Form 10-Q for the three (3) month period ended March 31, 1999, for the six (6) month period ending June 30, 1999 and for the nine (9) month period ended September 30, 1999; (iii) Current Reports on Form 8-K (dates of events, July 14, 1999 and August 5, 1999), (iv) the Notice of Annual Meeting and Proxy Statement dated June 11, 1999, related to the sole meeting of the shareholders of Company held during the present fiscal year; and (v) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Paragraph 5(i), collectively, the "Company SEC Documents"). As of the filing date, each Company SEC Document complied (or will comply) as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. As of their respective dates, such reports or statements do not contain, and any such document so filed subsequent to the date hereof will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Company included in such reports have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis by Company and accurately present the financial position of Company and its subsidiaries as of the dates thereof and the results of the operations and changes in cash flows for the periods then ended.

         (j) Except as set forth in Schedule 5J hereof, since September 30, 1999, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

                  (1) any changes in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of Company which have been, in any case, singly or in the aggregate, materially adverse to Company;

                  (2) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company, or any repurchase, redemption or other acquisition by Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its subsidiaries;

                  (3) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries;

                  (4) any incurrence, assumption or guarantee by Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (5) any making of any loan, advance or capital contributions to or investment in any person or entity other than loans, advances or capital contributions to or investments in its wholly-owned subsidiaries made in the ordinary course of business consistent with past practices;

         (k) There are no material liabilities or obligations of Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in any such liability, other than: (i) liabilities or obligations disclosed and provided for in the September 30, 1999 balance sheet of Company or in the notes thereto or in the Company SEC Documents filed prior to the date hereof or (ii) incurred in the ordinary course of business after September 30, 1999 consistent with past practice of Company.

         (l) The Company and each of its subsidiaries is and has been in compliance in all material respects with, and to the knowledge of Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree.

         (m) Except as set forth in Schedule 5M or the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Company, threatened against or affecting, Company, any of its subsidiaries, any present or former officer, director or employee of the Company or any of its subsidiaries or any other person or entity for whom the Company or any of such subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         (n) Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which Company or any subsidiary is or has been a member, has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed all material tax returns required by applicable law to be filed by it, and all such tax returns are true and complete in all material respects. Company and each of its subsidiaries has paid or, where payment is not yet due, has established in accordance with US generally accepted accounting principles an adequate accrual for the payment of, all taxes due with respect to any period ending prior to or as of the Closing Date. There are no material liens or encumbrances for taxes on any of the assets of Company or any of its subsidiaries.

         (o) Except as set forth in either Schedule 5O or the Company SEC Documents filed prior to the date hereof no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of Company, is threatened by any governmental entity or other person relating to or arising out of any law or regulation relating to the environment or to pollutants, contaminants, wastes or hazardous substances.

         6. Warranties and Representations of Purchaser. Purchaser hereby warrants and represents to each of the Sellers as follows:

         (a) The execution, delivery and performance of the transactions contemplated by this Agreement by Purchaser has been duly authorized by the Board of Directors of Purchaser, and will not contravene any provisions of law, or an order of any court or other agency of government or of its Certificate of Incorporation or By-laws.

         (b) This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against it, in accordance with its terms.

         (c) Except as set forth in Paragraph 9(a), no consent of any person or governmental authority is necessary for the consummation of the transactions described herein on behalf of Purchaser.

         (d) (i) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares and Other Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in Shares and Other Shares presenting an investment decision like that involved in the purchase of the Shares and Other Shares;

                  (ii) the Purchaser has had the opportunity to ask questions of and receive answers from representatives of Company or persons acting on its behalf concerning the terms and conditions of the proposed investment in Company, has had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about Company,

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and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares and the Other Shares;

                  (iii) the Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

                  (iv) notwithstanding the provisions of Paragraph 4 above, the Purchaser is acquiring the Shares and Other Shares for investment and with no present intention of distributing or reselling any of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to a registration statement as contemplated pursuant to the Shareholders Agreement); and

                  (v) Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Other Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

         7. Conduct of Business Pending Closing. Pending the Closing, Sellers covenant and agree with Purchaser that:

         (a) Company shall carry on its business diligently and substantially in the same manner as heretofore conducted. Company shall not institute any new method of management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice. Company shall maintain its management structure substantially as in effect as of the date of this Agreement including but not limited to maintaining the present Boards of Directors, officers and management of Company.

         (b) No change or amendment shall be made to the Articles of Incorporation or By-Laws of Company.

         (c) Except as contemplated herein and in Schedule 5E, Company shall not issue or sell any shares of its capital stock or other securities, acquire directly or indirectly by redemption or otherwise, any such capital stock, reclassify or split, any such capital stock, declare or pay dividends thereon or make any other distribution with respect thereto or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

         (d) Company will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of stock or assets of any other person.

         (e) Company will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any material subsidiary or material amount of assets, securities or property except pursuant to existing contracts or commitments and in the ordinary course of business consistent with past practice.

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         (f) Company will not, and will not permit any of its subsidiaries to, take any action that would make any representation and warranty of Sellers hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         (g) Company will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

         8.  Obligations Pending Closing.

         (a) Sellers shall afford to Purchaser and its authorized representatives full access to the offices, properties, books and records and employees, advisors and accountants of Company in order that Purchaser may have full opportunity to make such investigations that it shall desire to make of the affairs of Company.

         (b) Purchaser shall hold, and shall cause all of its authorized representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information furnished to it or them in connection with the transactions contemplated by this Agreement; provided that the foregoing shall not apply to information that is (i) known to Purchaser prior to its disclosure by Seller or Company hereunder (solely as evidenced by the written records of Purchaser) or disclosed to Purchaser by a third party not known by Purchaser to be under a legally binding obligation to keep such information confidential, (ii) publicly disclosed other than by breach by Purchaser of its obligations hereunder, or (iii) required by law, regulation or the rules of any national securities exchange to be disclosed.

         (c) Each of Purchaser and Sellers shall promptly prepare and file such reports, forms, exhibits and documents with the Federal Trade Commission and the Department of Justice, and Purchaser shall pay such fees, as may be required to be paid by it in order to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976 (15 U.S.C. ss.18a, Clayton Act ss.7A) ("HSR Act") and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

         (d) Subject to the terms and conditions of this Agreement, Sellers and Purchaser will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         (e) Purchaser and Sellers will, and Sellers will cause Company to, consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         9. Conditions of Closing. No party hereto shall be required to consummate any of the transactions described herein unless at Closing,

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         (a) The waiting period under the HSR Act shall have expired or been terminated.

         (b) No suit, action, investigation, inquiry or other proceeding by any governmental body or any other person or legal or administrative proceeding shall have been instituted or threatened which may materially adversely affect the financial conditions, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of Company and its subsidiaries taken as a whole or which questions the validity or legality of the transactions described herein and no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions, contemplated hereby.

         (c) Purchaser shall have received an opinion from counsel to Company, Nason, Yeager, Gerson, White and Lioce, P.A., as to the matters referred to in Paragraphs 5(b), 5(c) and 5(e); that the transfer of the Shares from Sellers and Other Shares to Purchaser will be exempt from the registration provisions of the Act and will not violate the registration provisions of Section 5 of the Securities Act; when paid for in accordance with the terms of the respective option agreements, the shares issuable upon exercise of options held by Sellers, and the Other Shares will be duly issued, fully paid and non-assessable; the issuance of the shares issuable upon exercise of options held by Sellers, and the Other Shares will be exempt from the registration provisions of the Act and will not violate the registration provisions of Section 5 of the Securities Act; and, upon payment of the purchase price therefor, to the knowledge of counsel, the Shares and Other Shares will be owned by Purchaser free and clear of all liens, encumbrances or restrictions of any kind whatsoever, except with regard to restrictions upon transfer as imposed under the Securities Act.

         (d) The Shareholders' Agreement, substantially in the form annexed hereto as Exhibit 1C, shall be executed and delivered by Purchaser and Sellers, simultaneously with the closing of this Agreement and the purchase of the several Other Shares by Purchaser.

         (e) The purchase of the several Other Shares by Purchaser, shall take place simultaneously with the closing of this Agreement.

         (f) In the case of Purchaser, Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date, the representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by Sellers pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time and Purchaser shall have received a certificate signed by Sellers to the foregoing effect.

         (g) In the case of Sellers, Purchase shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, the representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time and Sellers shall have received a certificate signed by an officer of Purchaser to the foregoing effect.

         10. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date (i) by mutual written agreement of Sellers and Purchaser; (ii) the Closing Date shall not have occurred on or before December 31, 1999; or (iii) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction shall enjoin the transactions contemplated hereby and such enjoin the transactions contemplated hereby and such judgment, injunction, order or decree shall have become final and non-appealable.

         11. Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement shall survive the closing under for a period of two (2) years from the Closing Date.

         12. Indemnification; Limitation of Liability. Sellers hereby jointly and severally indemnify Purchaser and its affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Purchaser or any of its affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller or an Other Seller pursuant to this Agreement or a Sales Agreement. Purchaser hereby indemnifies Sellers, its affiliates and the Other Sellers against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Sellers, any of their affiliates or Other Sellers arising out of any misrepresentations or breach of warranty, covenant or agreement made or to be performed by Purchaser pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the liability of each Seller and Other Seller to Purchaser arising under this Agreement (whether for breach of warranty, representation, failure to fulfill covenants or agreements, indemnity or for any other reason) shall not exceed the amount of the purchase price actually received by each such Seller and Other Seller hereunder.

         13. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or other provision.

         14. Entire Agreement. This Agreement, together with the Shareholders' Agreement and each of the several purchase agreements with the Option Sellers, constitute the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

         15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York, without reference to the principles of conflicts laws, except as to the valid issuance of the Shares and Other Shares, which shall be governed by the laws of the State of Delaware, without reference to the principles of conflicts laws.

         16. Assignment. No party may assign its rights under this Agreement and such attempted assignment shall be void of no force and effect; except that Purchaser shall have the right to assign its rights and obligations hereunder to LVMH Moet Hennessy Louis Vuitton S.A. or any of its affiliates, subject to the consent of the Sellers, which shall not be unreasonably withheld.

         17. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

         18. Notices. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by registered or certified mail (postage prepaid), return receipt requested, by hand delivery with return receipt requested, or by the Express Mail service offered by the United States Post Office, directed to the address set forth above for Purchaser and with respect to each of Sellers, to the Sellers at c/o Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, or to any new address in the City of New York, Borough of Manhattan of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by mail, three (3) days after it is mailed within the continental United States; if sent by Express Mail service, one day after it is mailed; or by hand delivery, upon receipt.

         19. Consent to Service of Process. Each party hereto hereby irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of New York and of any United States District Court located within the City of New York with regard to any and all actions or proceedings arising out of, or relating to, this Agreement, and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and agrees that service of process may be made in the manner for providing notice, as specified in Paragraph 18 hereof.

         20. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

         21. Brokers' Fees. Purchaser warrants to Sellers and to Option Holders that they shall have no liability and each of Sellers warrant to Purchaser warrants that Purchaser shall have no liability, with respect to any brokerage fees or agents' commissions incurred in connection with the transactions contemplated hereby.

         22. Execution of Documents. At any time and from time to time hereafter, the parties hereto will execute and deliver such further conveyances, assignments and other written assurances as the other parties shall reasonably request in order to vest and confirm title to the securities intended to be transferred, assigned and conveyed hereunder.

         23. Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals. Delivery by facsimile transmission of an executed signature page to this Agreement shall be effective as delivery of a manually executed counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument the date first above written.

                                   LV CAPITAL USA, INC.

                                   By: /s/ Jean Cailliau
                                           -------------
                                   Name: Jean Cailliau
                                   Title:
                                          -----------------


                                   /s/ Jean Madar
                                       ----------
                                   Jean Madar

                                   /s/ Philippe Benacin
                                       ----------------
                                   Philippe Benacin

Schedule 1A



Name of Seller       Number of Shares   Number of Shares     Exercise          Date of Option Grant
                      Held Directly     Underlying Options   Price per Share   and Date When First
                                                                               Exercisable

Jean Madar           210,000            50,000               $7.25             3 January 1995
Philippe Benacin     210,000            50,000               $7.25             3 January 1995



                                        1



Schedule 1B



NAME OF SELLER             NUMBER OF         NUMBER OF SHARES      EXCERISE
                         SHARES HELD        UNDERLYING STOCK        PRICE        DATE OF OPTION*
                          DIRECTLY               OPTIONS           PER SHARE        GRANT

ALEX CANAVAN                                     1,500                 $8.625 -   7-Dec-1995
                                                 1,000                 $6.500 -  16-Dec-1996
                                                 1,000                 $6.750 -  22-Dec-1997

ANNIE FAILLER                                      500                 $8.626 -   7-Dec-1995
                                                   500                 $6.500 -  16-Dec-1996
                                                   750                 $6.750 -  22-Dec-1997

BONITA BAKER                                       500                 $5.750 -  28-Dec-1998

BRUCE CAMPBEL                                    1,000                 $8.625 -   7-Dec-1995
                                                 1,000                 $6.500 -  16-Dec-I996
                                                 1,000                 $6.750 -  22-Dec-1997

BRUCE ELBILIA               83,000

CLAUDE VILLEDIEU                                10,000                 $5.750 -   5-Mar-1999

DAMIAN TORRES                                      400                 $8.626 -   7-Dec-1995
                                                   400                 $6.500 -  16-Dec-1996
                                                   500                 $6.750 -  22-Dec-1997

DANA GALBRAITH                 500

DETRICE FELTON                                     150                 $8.625 -   7-Dec-1995
                                                   200                 $6.500 -  16-Dec-1996

                                                   300                 $6.750 -  22-Dec-1997

DONNA BALDWIN                                      200                 $8.625 -   7-Dec-1995
                                                   300                 $6.500 -  16-Dec-1996
                                                   400                 $6.750 -  22-Dec-1997

DWAYNE WILLIAMS                                    500                 $5.750 -  28-Dec-1998

EDUARDO HERMOSILLA                               1,000                 $6.500 -  16-Dec-1996
                                                 1,000                 $6.750 -  22-Dec-1997

ERIC DE LABOUCHERE                              10,000                 $5.750 -   5-Mar-1999

FRANCOIS HEILBRONN           1,000               1,000                 $7.625 -   1-Feb-1995

                                                 1,000                 $8.063 -   1-Feb-1996
                                                 1,000                 $6.438 -   1-Feb-1997

FREDERIC GARCIA PELAYO                          10,000                 $5.750 -   5-Mar-1999

GERALD MCKENNA                                   1,500                 $8.625 -   7-Dec-1995
                                                 1,000                 $6.500 -  16-Dec-1996
                                                 1,000                 $6.750 -  22-Dec-1997

HENRY DOMINITZ                                   1,500                 $8.625 -   7-Dec-1995
                                                 1,000                 $6.500 -  16-Dec-1996

JAIME VIDAL                                        500                 $6.500 -  16-Dec-1996
                                                 1,000                 $6.750 -  22-Dec-1997

JAVIER PAREDES                                     400                 $5.750 -  28-Dec-1998

JEAN LEVY                                        1,000                 $6.938 -  27-Aug-1996
                                                 2,000                 $6.000 -  13-Mar-1997

JIM RESNICK                 17,000              15,000                 $5.750 -   5-Mar-1999

JOE CACCAMO                                      4,000                 $8.063 -   1-Feb-1996
                                                 4,000                 $6.438 -   1-Feb-1997
                                                 3,000                 $6.500 -  26-Jan-1998
                                                 4,000                 $6.969 -   1-Feb-1998
                                                 4.000                 $6.438 -   1-Feb-1999

KATY GLYNN                                         100                 $5.750 -  28-Dec-1998

KIET HUYNH                   1,500               1,500                 $8.625 -   7-Dec-1995
                                                 1,000                 $6.500 -  16-Dec-1996
                                                 1,000                 $6.750 -  22-Dec-1997

LUCY DITIZIO                                       100                 $6.500 -  16-Dec-1996
                                                   200                 $6.750 -  22-Dec-1997
                                                   500                 $5.750 -  28-Dec-1998

MARIA HUGHES                                       100                 $6.750 -  22-Dec-1997
                                                   500                 $5.750 -  28-Dec-1998

MELISSA GERBER                                     500                 $8.625 -   7-Dec-1995
                                                   400                 $6.600 -  16-Dec-1996
                                                   600                 $6.750 -  22-Dec-1997

MICHAEL HAMERLING                                1,500                 $8.625 -   7-Dec-1995
                                                 1,000                 $6.500 -  16-Dec-1996
                                                 1,000                 $6.750 -  22-Dec-1997

MICHEAL STERNBERGE                                 500                 $8.625 -   7-Dec-1995
                                                   400                 $6.500 -  16-Dec-1996
                                                   600                 $6.750 -  22-Dec-1997

NARINE GANDHARRY                                   300                 $8.625 -   7-Dec-1995
                                                   300                 $6.500 -  16-Dec-1996
                                                   400                 $6.750 -  22-Dec-1997

NEIL FOGEL                   6,000

NELSON PAZORTIZ                                    400                 $5.750 -  28-Dec-1998

PHILIPPE SANTI                                  10,000                 $5.750 -   5-Mar-1999

RICHARD SCHERMER                                   500                 $6,500 -  16-Dec-1996
                                                 1,000                 $6,750 -  22-Dec-1997

RITA JAYED                                         300                 $8.625 -   7-Dec-1995
                                                   300                 $6.500 -  16-Dec-1996
                                                   400                 $6.750 -  22-Dec-1997

ROBERT BENSOUSSAN                                2,000                 $6,000 -  13-Mar-1997

ROSEANNE FUSCO                                     500                 $5,750 -  28-Dec-1998

RUSSELL GREENBERG            4,000               4,500                 $7.250 -   3-Jan-1995
                                                 4,500                 $8.625 -   7-Dec-1995
                                                 6,000                 $6.500 -  16-Dec-1996
                                                22,500                 $5,687 -  27-Apr-1997

SANDRA JOHNSON                                     300                 $8.625 -   7-Dec-1995
                                                   200                 $6.500 -  16-Dec-1996
                                                   300                 $6.750 -  22-Dec-1997

STUART FISHEL                                    1,500                 $8.625 -   7-Dec-1995
                                                 1,000                 $6.500 -  16-Dec-1996
                                                 1,000                 $6.750 -  22-Dec-1997

WAYNE HAMERLING              4,000               4,500                 $7,250 -   3-Jan-1995
                                                 4,500                 $8.625 -   7-Dec-1995
                                                 6,000                 $6,500 -  16-Dec-1996
                                                25,500                 $5.687 -  27-Apr-1997
                                                 6,500                 $6.500 -  26-Jan-1998

WILLIAM DACHILLE                                 1,500                 $8.625 -   7-Dec-1995
                                                 1,000                 $6,500 -  16-Dec-1996
                                                 1,000                 $6,750 -  22-Dec-1997
                           ---------------------------

TOTAL                      117,000             212,200
                           ===========================




*All options are exercisable immediately upon the date of grant.

Exhibit 1B: Form of Letter Agreement regarding Option Exercise and Sale of
Shares

                                            November __, 1999

Inter Parfums, Inc.
551 Fifth Avenue -- 15th Fl.
New York, NY 10176

LV Capital USA, Inc.
Two Park Avenue
Suite 1830
New York, New York  10016

         Re: Option Exercise and Sale of Shares

Gentlemen:

         I understand that LV Capital USA, Inc. ("Buyer"), a Delaware corporation and indirect subsidiary of LVMH Moet Hennessy Louis Vuitton, S.A,. advises me that it has or will shortly enter into an agreement with both Jean Madar and Philippe Benacin (the "LVMH Purchase Agreement") to purchase shares of common stock, $.001 par value per share ("Common Stock") of Inter Parfums, Inc. (the "Company"), from Messrs. Madar and Benacin, others and holders of options to purchase shares of Common Stock. After the closing of such transaction, Buyer will own approximately 20% of the outstanding shares of Common Stock. Further, Buyer has agreed to purchase the number of shares of Common Stock from me which are either owned by me or issuable upon exercise of my stock option agreement(s) as described below (collectively the "Option(s)"), subject to certain conditions as set forth in the LVMH Purchase Agreement.

         Accordingly, please be advised that simultaneously with the closing of the LVMH Purchase Agreement, I agree to exercise my Option(s), if any, and purchase the number of shares of Common Stock of the Company, as described below. I also understand that Buyer is making the payment to the Company on my behalf for the exercise price of my Option(s) in the amount set forth below. I agree to sell the Shares I own to Buyer, and if I hold Option(s), to sell the shares to be acquired upon exercise of my Options immediately thereafter to Buyer, at the sales price of $12.00 per share.

         I understand that Buyer will deliver the purchase price for the Shares to the Company, as provided in Section 2 of the LVMH Purchase Agreement, and that the exercise price of my Option(s) in the amount set forth below will be paid by applying a portion of such monies received from Buyer with the remainder to be delivered by the Company to me after deduction for applicable withholding taxes.

         I understand that the closing of the exercise of my Option(s) and sale to Buyer is to take place, if at all, on or before December 31, 1999. Further, the closing is conditioned upon, and will not take place unless and until, the LVMH Purchase Agreement closes, and that all agreements are to close simultaneously.

         In connection with my sale of the Shares to Buyer, I warrant and represent to both the Company and Buyer as follows:

         1. Upon exercise of my Option(s), I will have the complete and unrestricted power and the unqualified right to sell, transfer, assign and deliver to Buyer and, upon Buyer's payment of the purchase price therefor, Buyer shall receive valid and marketable title to the Shares, free and clear of all liens, encumbrances and restrictions whatsoever, except as to restrictions on resale as may be imposed by the Federal Securities laws against Buyer.

         2. I have made no public solicitation or advertisement in connection with the sale of the Shares to Buyer.

         3. This Agreement constitutes a valid and binding agreement of me, enforceable against me in accordance with its terms.

         4. I hereby appoint the Company as my agent to receive the proceeds from Buyer of my sale of the Shares and to disburse such proceeds to me, subject to any applicable withholding for income taxes.

         5. I will indemnify LV Capital and its affiliates against and hold them harmless from any and all loss, liability and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by LV Capital or its affiliates arising out of any misrepresentation or breach of my covenants, warranties and representations herein. However, in any event, I shall not be liable to Buyer for more than the amount of the purchase price paid.

                                      Very truly yours,


                                      Signature:
                                                 --------------------
                                      Print Name:
                                                 --------------------

                                                                           Total
                                                                           -----
Option Agreement Dated
----------------------

Number of Shares Sold from
Exercise of Option or
Shares held directly

Exercise Price per Share

Total Sales Price to Buyer

Total Exercise Price Payable to the
Company

Amount of Taxes Withheld by Company

Net Amount of Check to Seller

                                             Exhibit 1C: Shareholders' Agreement


Exhibit 4.20, Shareholders' Agreement among LV Capital USA, Inc., Jean Madar and Philippe Benacin, dated November 22, 1999 is incorporated by reference herein.

                                                                     Schedule 5D

Jean Philippe Fragrances, LLC, a New York limited liability company, conducts the mass market operations of the Company as of August 16, 1999. Inter Parfums Trademark, S.A., a French corporation, holds the trademark registrations for trademarks used by Inter Parfums, S.A.

                                                                     Schedule 5F

Share Repurchase Program

         The Board of Directors has granted the Company the power to purchase up to an aggregate of 3,500,000 shares of its Common Stock in the public market or in privately negotiated transactions, as such prices in relation to the market price as the Chief Executive Officer of the Company shall in his discretion determine. As of the date hereof, the Company has purchased an aggregate of 3,102,505 shares at an average price of $7.06 per share.

         Outstanding Options of the Company and Inter Parfums, S.A.

         All outstanding options of Inter Parfums, Inc. are exercisable immediately.

         All outstanding options of Inter Parfums, S.A. are first exercisable five (5) years after the date of grant. However, the administrator of the option plan is permitted to make exceptions and to permit the options to be exercised earlier.

                                                                     Schedule 5G

         The Company owns 100% of the outstanding capital stock of Inter Parfums Holding, S.A., a French corporation, which owns 1,769,357 (approximately 79%) of the 2,247,037 outstanding shares of capital stock of Inter Parfums, S.A., a French corporation. Inter Parfums, S.A. owns 100% of the outstanding capital stock of Inter Parfums Grand Public, S.A. and Inter Parfums Trademark, S.A., both French corporations.

Inter Parfums S.A. - list of convertible bond holders (conversion rate equals 86FF per share)


Name & address of bond holder            Number of bonds held                   Number of shares needed for
                                                                                conversion

Bensignor Jean Francois                             43                                     86
39 rue de la Marne
57000 Merz

Mr. & Mrs. Berthault                                 2                                      4
Bernard & Michele Elizabeth
Francoise born Hergault
39 Avenue des Platanes
37600 Perrusson

Mr. Brivio Louis                                     7                                     14
17 rue de la Turbie
98000 Monaco

Mr. Favelier Michel Gilbert Joseph                   4                                      8
23 rue d'Alembeert
21100 Dijon

Mr. Haddad Joseph                                   15                                     30
70 rue de Crimee
75020 Paris

Lion Expansion P.M.E.                              2078                                   4156
Represented by Mr. Mazauric
Alain
19 Blvd. Des Italiens
75002 Paris

Mr. Nicou Gerard                                     4                                      8
14 rue Pierre Moulie
94200 Ivry sur Seine

Roulet Germaine                                     10                                     20
Julie Anais born Robinot
3 rue Camille Desmoulins
38000 Grenoble

Ms. Zanetti Christelle                               4                                      8
14 rue Pierre Moulie
94200 Ivry sur Seine

Total                                              2167                                   4334

Schedule 5J

         On July 14, 1999, the Company changed its name to Inter Parfums, Inc.

         On August 16, 1999, the Company transferred for no consideration all of its mass market business to Jean Philippe Fragrances, LLC, a wholly-owned New York limited liability company.

         Prior to September 30, 1999, the Board of Directors granted the Company the power to purchase up to an aggregate of 3,500,000 shares of its Common Stock in the public market or in privately negotiated transactions, at such prices in relation to the market price as the Chief Executive Officer of the Company shall in his discretion determine. From October 1, 1999 through the date hereof, the Company has purchased an aggregate of 60,300 shares at an average price of $9.56 per share.

         In addition, the Company is contemplating a forward 3:2 stock split on or about the end of the first quarter of fiscal year ending December 31, 2000.

Schedule 5M

         Carlo Cannell of Cannell Capital Management has demanded, by facsimile dated October 11, 1999, and by telephone to Mr. Jean Madar, to join in the sale of shares of common stock to LV Capital, Inc. "in a friendly manner but will pursue other means if necessary."

Schedule 5O

         An environmental audit is required prior to the termination or expiration of the lease for the Company's distribution center in South Brunswick, New Jersey, and the Company is not aware of any basis with respect thereto that could result in any material liability of the Company.






                                       1